UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                     11/2/04
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

          WASHINGTON               1-6563                     91-0742146
        (State or other          (Commission                (IRS Employer
        jurisdiction of           File Number)             Identification No.)
        incorporation)

            Safeco Plaza, Seattle, Washington                        98185
             (Address of principal executive officers)             (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2004, the Compensation Committee of the Board of Directors amended the Safeco Leadership Performance Plan (the "Plan"). Under the Plan, a leadership group of employees, including Safeco's executive officers other than Mike McGavick, earn cash bonuses based on company performance, business unit performance, and individual performance. The amendment provides for an increase in a participant's potential incentive award opportunity from 200% of a participant's target award to 200% of a participant's modified target award. The Compensation Committee may approve exceptions to the maximum target award contingent upon satisfaction of the Plan's annual minimum funding requirement. For purposes of the Plan, "modified target" means the target award for a participant's job position as further adjusted up or down according to actual company and/or business unit results against stated performance measures. In addition, the Plan provides that the target incentive pool established for incentive awards may also be adjusted according to actual company and/or business unit results against stated performance measures. However, the amendment provides that the target incentive pool may not be adjusted to exceed 200% of the initial target incentive pool.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers


On November 2, 2004, a previously announced change in leadership structure took effect, which includes the establishment of an "Office of the President" led by Safeco Chairman, President and Chief Executive Officer Mike McGavick. The Office of the President includes Michael LaRocco, Co-President, Safeco Insurance Companies, who will oversee Product, Underwriting and Claims operations for all Safeco businesses, and Christine Mead, Co-President, Safeco Insurance Companies, Safeco Corporation Executive Vice President and Chief Financial Officer, who will oversee Service, Information Technology, Human Resources and Operations for all Safeco businesses. The Office of the President also will include a third co-president, to be responsible for Marketing, Sales and Distribution. This position has not yet been filled.

As President responsible for Product, Underwriting and Claims, Mr. LaRocco's organization will bring together the company's product lines (auto, home, commercial, surety and specialty lines), underwriting and the team that fulfills the products' promise when a claim is filed. Mr. LaRocco, age 48, previously served as President and Chief Operating Officer, Safeco Personal Insurance, since July 2001. Before joining Safeco, he was Regional Vice President, Northeast Region, for GEICO Corporation from 1998 to July 2001, where he had held other management positions since 1993.

As President responsible for Service, Information Technology, Human Resources and Operations, Ms. Mead's responsibility will include the platform that delivers sales and service support to Safeco distributors and customers, from the underlying technology and customer service interactions to the people and infrastructure that support it all. Ms. Mead, age 49, previously served as Senior Vice President, Chief Financial Officer and Secretary at Safeco since January 2002. Before joining Safeco, she was Senior Vice President and Chief Financial Officer for Travelers Insurance Group from 2000 to January 2002, and Senior Vice President and Chief Financial Officer for Travelers Property Casualty Corp - Personal Lines from 1996 to 2000. Ms. Mead will continue to serve as Safeco's Chief Financial Officer.

Safeco's board of directors also expanded the company's senior leadership team to include, in addition to the individuals serving in the Office of the President, the following officers, with the titles and areas of responsibility noted:


           Name                               Title                                  Area of Responsibility

    John Ammendola      Senior Vice President, Safeco Insurance Companies  Safeco Personal Insurance Product and
                                                                           Underwriting

    Eleanor Barnard     Senior Vice President, Safeco Insurance Companies  Sales

    Terri Dalenta       Senior Vice President, Chief Actuary and Chief     Finance, Risk and Investments
                        Risk Officer

    Maurice Hebert      Senior Vice President, Controller                  Accounting, Reporting and Tax

    Myron Hendry        Senior Vice President, Safeco Insurance Companies  Service

    Mike Hughes         Senior Vice President, Safeco Insurance Companies  Safeco Business Insurance Regular

    Dale Lauer          Executive Vice President, Safeco Insurance         Claims, Large Commercial and Surety
                        Companies

    Allie Mysliwy       Executive Vice President                           Human Resources and Operations

    Jim Ruddy           Executive Vice President and General Counsel       Legal

    Yom Senegor         Executive Vice President, Chief Information        Information Technology
                        Officer and Chief Strategy Officer

    Greg Tacchetti      Senior Vice President, Safeco Insurance Companies  Field Planning

Item 9.01. Financial Statements and Exhibits

None.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               SAFECO CORPORATION
                                               ---------------------------------
                                               Registrant

Dated:   November 5, 2004
                                               /s/ Maurice S. Hebert
                                               ---------------------------------
                                               Maurice S. Hebert
                                               Senior Vice President, Controller